Exhibit 2

                                     BY-LAWS

                                       OF

                      MASTER INSTITUTIONAL MONEY MARKET LLC


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                                TABLE OF CONTENTS

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ARTICLE I HOLDERS' MEETINGS                                                    1

   Section 1.1        Chairman.                                                1

   Section 1.2        Proxies; Voting.                                         1

   Section 1.3        Fixing Record Dates.                                     1

   Section 1.4        Inspectors of Election.                                  1

   Section 1.5        Records at Holders' Meetings: Inspection
                        of Records.                                            2

ARTICLE II DIRECTORS  2

   Section 2.1        Annual and Regular Meetings.                             2

   Section 2.2        Special Meetings.                                        2

   Section 2.3        Chairman: Records.                                       2

ARTICLE III OFFICERS  2

   Section 3.1        Executive Officers.                                      2

   Section 3.2        Other Officers and Agents.                               3

   Section 3.3        Election and Tenure.                                     3

   Section 3.4        Removal of Officers.                                     3

   Section 3.5        Authority and Duties.                                    3

   Section 3.6        Chairman.                                                3

   Section 3.7        President.                                               3

   Section 3.8        Vice Presidents.                                         4

   Section 3.9        Assistant Vice President.                                4


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   Section 3.10       Secretary.                                               4

   Section 3.11       Assistant Secretaries.                                   4

   Section 3.12       Treasurer.                                               5

   Section 3.13       Assistant Treasurers.                                    5

   Section 3.14       Bonds and Surety.                                        5

ARTICLE IV MISCELLANEOUS                                                       5

   Section 4.1        Depositories.                                            5

   Section 4.2        Signatures.                                              5

   Section 4.3        Seal.                                                    5

ARTICLE V NON-TRANSFERABILITY OF INTERESTS                                     6

   Section 5.1        Non-Transferability of Interests.                        6

   Section 5.2        Regulations.                                             6

ARTICLE VI AMENDMENT; LIMITATION OF LIABILITY                                  6

   Section 6.1        Amendment and Repeal of By-Laws.                         6

   Section 6.2        Limitation of Liability.                                 6


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                BY-LAWS OF MASTER INSTITUTIONAL MONEY MARKET LLC

            These By-Laws are made and adopted pursuant to Section 2.7 of the Limited Liability Company Agreement establishing Master Institutional Money Market LLC (the "Company"), dated June 15, 2007, as from time to time amended (the "Agreement"). All words and terms capitalized in these By-Laws that are not otherwise defined herein shall have the meaning or meanings set forth for such words or terms in the Agreement.

                                   ARTICLE I
                                HOLDERS' MEETINGS

            Chairman. The President shall act as chairman at all meetings of the Holders, or the Directors present at each meeting may elect a temporary chairman for the meeting, who may be a Director.

            Proxies; Voting. Holders may vote either in person or by duly executed proxy and each Holder shall be entitled to a vote proportionate to his Interest in the Company, all as provided in Article IX of the Agreement. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated in such proxy.

            Fixing Record Dates. For the purpose of determining the Holders who are entitled to notice of or to vote or act at a meeting, including any adjournment thereof, the Directors may from time to time fix a record date in the manner provided in Section 9.3 of the Agreement. If the Directors do not, prior to any meeting of the Holders, so fix a record date, then the record date for determining Holders entitled to notice of or to vote at the meeting of Holders shall be the later of (i) the close of business on the day on which the notice of meeting is first mailed to any Holder; or (ii) the thirtieth day before the meeting.

            Inspectors of Election. In advance of any meeting of the Holders, the Directors may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not appointed in advance by the Directors, the chairman, if any, of any meeting of the Holders may, and on the request of any Holder or his proxy shall, appoint one or more Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Directors in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the Interests owned by Holders, the Interests represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Holders. If there is more than one Inspector of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or


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certificate of all Inspectors of Election.  On request of the chairman,  if any, of the meeting, or of any Holder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

            Records at Holders' Meetings: Inspection of Records. At each meeting of the Holders there shall be open for inspection the minutes of the last previous meeting of Holders of the Company and a list of the Holders of the Company, certified to be true and correct by the secretary or other proper agent of the Company, as of the record date of the meeting. Such list of Holders shall contain the name of each Holder in alphabetical order and the address and Interests owned by such Holder. Holders shall have the right to inspect books and records of the Company during normal business hours and for any purpose not harmful to the Company.

                                   ARTICLE II
                                    DIRECTORS

            Annual and Regular Meetings. The Directors shall hold an annual meeting for the election of officers and the transaction of other business which may come before such meeting. Regular meetings of the Directors may be held on such notice at such place or places and times as the Directors may by resolution provide from time to time.

            Special Meetings. Special Meetings of the Directors shall be held upon the call of the Chairman, if any, the President, the Secretary or any two Directors, by oral, telegraphic, telephonic or written notice duly served on or sent or mailed to each Director not less than one day before the meeting. No notice need be given to any Director who attends in person or to any Director who, in writing signed and filed with the records of the meeting either before or after the holding thereof, waives notice. Notice or waiver of notice need not state the purpose or purposes of the meeting.

            Chairman: Records. The Chairman, if any, shall act as chairman at all meetings of the Directors; in his absence, the President shall act as chairman; and, in the absence of the Chairman and the President, the Directors present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Directors, or by written consent of the Directors, shall be recorded by the Secretary.

                                   ARTICLE III
                                    OFFICERS

            Executive Officers. The executive officers of the Company shall be a President, a Secretary, a Chief Accounting Officer and a Chief Financial Officer or Treasurer. If the Directors shall elect a Chairman pursuant to Section 3.6 of these By-Laws, then the Chairman shall also be an executive officer of the Company. If the Directors shall elect one or more Vice Presidents, each such Vice President shall be an executive officer. The Chairman, if there be one, shall be elected from among the Directors, but no other executive officer need be a Director. Any two or more executive offices, except those of President and Vice President, may be held by the same person. A person holding more than one office may not act in more than one capacity to execute, acknowledge or verify on behalf of the Company an instrument required by law to be


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executed,  acknowledged  and  verified by more than one officer.  The  executive officers of the Company shall be elected at each annual meeting of Directors.

            Other Officers and Agents. The Directors may also elect one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Directors shall at any time and from time to time deem to be advisable. The President may also appoint, rename, or fix the duties, compensations or terms of office of one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers as may be necessary or appropriate to facilitate management of the Company's affairs.

            Election and Tenure. At the initial organization meeting and thereafter at each annual meeting of the Directors, the Directors shall elect the Chairman, if any, President, Secretary, Chief Accounting Officer, Chief Financial Officer or Treasurer and such other officers as the Directors shall deem necessary or appropriate in order to carry out the business of the Company. Such officers shall hold office until the next annual meeting of the Directors and until their successors have been duly elected and qualified. The Directors may fill any vacancy in office or add any additional officers at any time.

            Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately, or at a later date according to the terms of such notice in writing.

            Authority and Duties. All officers as between themselves and the Company shall have such powers, perform such duties and be subject to such restrictions, if any, in the management of the Company as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Directors or by the president acting under authority delegated by the Directors pursuant to Section 3.2 of these By-Laws.

            Chairman. When and if the Directors deem such action to be necessary or appropriate, they may elect a Chairman from among the Directors. The Chairman shall preside at meetings of the Holders and of the Directors; and he shall have such other powers and duties as may be prescribed by the Directors. The Chairman shall in the absence or disability of the President exercise the powers and perform the duties of the President.

            President. The President shall be the chief executive officer of the Company. He shall have general and active management of the activities of the Company, shall see to it that all orders, policies and resolutions of the Directors are carried into effect, and, in connection therewith, shall be authorized to delegate to any Vice President of the Company such of his powers and duties as President and at such times and in such manner as he shall deem advisable. In the absence or disability of the Chairman, or if there be no Chairman, the President shall preside at all meetings of the Holders and of the Directors; and he shall have such other powers and perform such other duties as are incident to the office of a corporate president and as the


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Directors may from time to time prescribe. The President shall be, ex officio, a member of all standing committees. Subject to direction of the Directors, the President shall have the power, in the name and on behalf of the Company, to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Company. Unless otherwise directed by the Directors, the President shall have full authority and power, on behalf of all of the Directors, to attend and to act and to vote, on behalf of the Company at any meetings of business organizations in which the Company holds an interest or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons.

            Vice Presidents. The Vice President, if any, or, if there be more than one, the Vice Presidents, shall assist the President in the management of the activities of the Company and the implementation of orders, policies and resolutions of the Directors at such times and in such manner as the president may deem to be advisable. If there be more than one Vice President, the Directors may designate one as the Executive Vice President, in which case he shall be first in order of seniority, and the Directors may also grant to other Vice Presidents such titles as shall be descriptive of their respective functions or indicative of their relative seniority. In the absence or disability of both the President and the Chairman, or in the absence or disability of the President if there be no Chairman, the Vice President, or, if there be more than one, the Vice Presidents in the order of their relative seniority, shall exercise the powers and perform the duties of those officers. Subject to the direction of the President, each Vice President shall have the power in the name and on behalf of the Company to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other powers and perform such other duties as from time to time may be prescribed by the President or by the Directors.

            Assistant Vice President. The Assistant Vice President, if any, or if there be more than one, the Assistant Vice Presidents, shall perform such duties as may from time to time be prescribed by the Directors or by the President acting under authority delegated by the Directors pursuant to Section
3.7 of these By-Laws.

            Secretary. The Secretary shall (a) keep the minutes of the meetings and proceedings and any written consents evidencing actions of the Holders, the Directors and any committees of the Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Company and, when authorized by the Directors, cause the seal of the Company to be affixed to any document requiring it, and when so affixed attested by his signature as Secretary or by the signature of an Assistant Secretary; (d) perform any other duties commonly incident to the office of secretary in a statutory trust organized under the laws of the State of Delaware; and (e) in general, perform such other duties as from time to time may be assigned to him by the President or by the Directors.

            Assistant Secretaries. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries in the order determined by the Directors or by the President, shall in the absence or disability of the


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Secretary exercise the powers and perform the duties of the Secretary, and he or they shall perform such other duties as the Directors, the President or the Secretary may from time to time prescribe.

            Treasurer. The Treasurer shall be the chief financial officer of the Company. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Directors, and shall render to the Directors and the President, at regular meetings of the Directors or whenever they or the President may require it, an account of all his transactions as Treasurer and of the financial condition of the Company. Certain of the duties of the Treasurer may be delegated to a chief accounting officer.

            If required by the Directors, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

            Assistant Treasurers. The Assistant Treasurer, if any, or, if there be more than one, the Assistant Treasurers in the order determined by the Directors or by the President, shall in the absence or disability of the Treasurer exercise the powers and perform the duties of the Treasurer, and he or they shall perform such other duties as the Directors, the President or the Treasurer may from time to time prescribe.

            Bonds and Surety. Any officer may be required by the Directors to be bonded for the faithful performance of his duties in such amount and with such sureties as the Directors may determine.

                                   ARTICLE IV
                                  MISCELLANEOUS

            Depositories. Subject to Section 7.1 of the Agreement, the funds of the Company shall be deposited in such depositories as the Directors shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including any adviser, administrator or manager), as the Directors may from time to time authorize.

            Signatures. All contracts and other instruments shall be executed on behalf of the Company by such officer, officers, agent or agents, as provided in these By-Laws or as the Directors may from time to time by resolution provide.

            Seal. The seal of the Company, if any, may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Delaware corporation.


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                                   ARTICLE V
                        NON-TRANSFERABILITY OF INTERESTS

            Non-Transferability of Interests. Except as provided in Section 5.6 of the Agreement, Interests shall not be transferable. Except as otherwise provided by law, the Company shall be entitled to recognize the exclusive right of a person in whose name Interests stand on the record of Holders as the owner of such Interests for all purposes, including, without limitation, the rights to receive distributions, and to vote as such owner, and the Company shall not be bound to recognize any equitable or legal claim to or interest in any such Interests on the part of any other person.

            Regulations. The Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the sale and purchase of Interests of the Company.

                                   ARTICLE VI
                       AMENDMENT; LIMITATION OF LIABILITY

            Amendment and Repeal of By-Laws. In accordance with Section 2.7 of the Agreement, the Directors shall have the power to alter, amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Directors with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Directors. The Directors shall in no event adopt By-Laws which are in conflict with the Agreement.

            Limitation of Liability. The Agreement refers to the Directors as Directors, but not as individuals or personally; and no Director, officer, employee or agent of the Company shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Company; provided, that nothing contained in the Agreement or the By-Laws shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


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